Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Second Quarter Fiscal 2018 Operating Results

December 13, 2017	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the three and six months ended November 30, 2017. For the three months ended November 30, 2017, total sales increased $1,115,319, or 42.0%, to $3,770,880 from $2,655,561 in the three months ended November 30, 2016. Net income was $103,248, or $0.03 per fully diluted share, for the three months ended November 30, 2017 as compared to net loss of $382,470, or $(0.13) per fully diluted share, for the three months ended November 30, 2016.

For the six months ended November 30, 2017, total sales increased $1,306,435, or 23.5%, to $6,854,528 from $5,548,093 in the six months ended November 30, 2016. For the six months ended November 30, 2017, net loss was $30,850, or $(0.01) per fully diluted share, as compared to net loss of $508,099, or $(0.17) per fully diluted share for the six months ended November 30, 2016.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets in North America, Asia and Europe. Balancer segment sales increased $833,180, or 59.6%, to $2,230,846 for the three months ended November 30, 2017 compared to $1,397,666 for the three months ended November 30, 2016. Balancer segment sales increased $1,342,701, or 45.4%, to $4,301,243 for the six months ended November 30, 2017 compared to $2,958,542 for the six months ended November 30, 2016.

The Measurement segment product line consists of laser and white light sensor distance measurement and dimensional sizing products and ultrasonic-based remote tank monitoring products for propane, diesel and other tank-based liquids. Total Measurement segment sales increased $282,139, or 22.4%, to $1,540,034 for the three months ended November 30, 2017 compared to $1,257,895 for the three months ended November 30, 2016. Total Measurement segment sales decreased $36,266, or 1.4%, to $2,553,285 for the six months ended November 30, 2017 compared to $2,589,551 for the six months ended November 30, 2016.

Gross margin for the three months ended November 30, 2017 increased to 45.8% as compared to 38.9% for the three months ended November 30, 2016. Gross margin for the six months ended November 30, 2017 increased to 45.6% as compared to 43.4% for the six months ended November 30, 2016.

Operating expenses increased $240,251, or 17.3%, to $1,625,203 for the three months ended November 30, 2017 as compared to $1,384,952 for the three months ended November 30, 2016. General, administrative and selling expenses increased $199,768, or 15.1%, to $1,524,443 for the three months ended November 30, 2017 as compared to $1,324,675 for the same period in the prior year. Operating expenses increased $293,536, or 10.2%, to $3,170,004 for the six months ended November 30, 2017 as compared to $2,876,468 for the six months ended November 30, 2016. General, administrative and selling expenses increased $255,443, or 9.3%, to $2,992,787 for the six months ended November 30, 2017 as compared to $2,737,344 for the same period in the prior year.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

“We are encouraged by our sales results for the quarter with Balancing segment sales in excess of $2 million again this quarter and Measurement segment sales up relative to the same quarter last year,” commented David M. Hudson, President and CEO of Schmitt Industries. “We are working diligently to achieve profitability on a consistent basis in the second half of Fiscal 2018,” Hudson concluded.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications and ultrasonic measurement products that accurately measure the fill levels of tanks holding propane, diesel and other tank-based liquids and transmit that data via satellite to a secure web site for display. In addition, the Measurement segment includes the Company’s laser-based microroughness measurement products for the semiconductor wafer and hard disk drive industries and for other industrial applications and the Company’s laser-based surface analysis and measurement products that can be used for a variety of scientific applications. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David M. Hudson, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales and currency fluctuations, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the increased costs due to changes in securities laws and regulations, and protection of intellectual property rights.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	November 30, 2017	May 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$586,986	$867,607
Accounts receivable, net	2,150,655	2,344,373
Inventories	4,792,085	4,204,723
Prepaid expenses	105,436	115,756
Income taxes receivable	714	7,310

	7,635,876	7,539,769

Property and equipment, net	819,219	865,224

Other assets
Intangible assets, net	549,059	601,351

TOTAL ASSETS	$9,004,154	$9,006,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,201,098	$1,101,066
Accrued commissions	266,727	300,234
Accrued payroll liabilities	229,584	360,239
Other accrued liabilities	318,929	267,418

Total current liabilities	2,016,338	2,028,957

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,995,910 shares issued and outstanding at November 30, 2017 and May 31, 2017	10,690,126	10,649,287
Accumulated other comprehensive loss	(427,132)	(427,572)
Accumulated deficit	(3,275,178)	(3,244,328)

Total stockholders’ equity	6,987,816	6,977,387

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,004,154	$9,006,344

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2017 AND 2016

(UNAUDITED)

	Three Months Ended November 30,		Six Months Ended November 30,
	2017	2016	2017	2016
Net sales	$3,770,880	$2,655,561	$6,854,528	$5,548,093
Cost of sales	2,044,898	1,623,151	3,729,027	3,139,934

Gross profit	1,725,982	1,032,410	3,125,501	2,408,159

Operating expenses:
General, administration and sales	1,524,443	1,324,675	2,992,787	2,737,344
Research and development	100,760	60,277	177,217	139,124

Total operating expenses	1,625,203	1,384,952	3,170,004	2,876,468

Operating loss	100,779	(352,542)	(44,503)	(468,309)
Other income (expense), net	9,078	(23,578)	26,621	(25,411)

Income (loss) before income taxes	109,857	(376,120)	(17,882)	(493,720)
Provision for income taxes	6,609	6,350	12,968	14,379

Net income (loss)	$103,248	$(382,470)	$(30,850)	$(508,099)

Net income (loss) per common share, basic	$0.03	$(0.13)	$(0.01)	$(0.17)

Weighted average number of common shares, basic	2,995,910	2,995,910	2,995,910	2,995,910

Net income (loss) per common share, diluted	$0.03	$(0.13)	$(0.01)	$(0.17)

Weighted average number of common shares, diluted	3,024,099	2,995,910	2,995,910	2,995,910